     As filed with the Securities And Exchange Commission on Arril 15, 1996

                                                      Registration No.  ________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           REGISTRATION STATEMENT ON
                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         BARRETT RESOURCES CORPORATION
         -------------------------------------------------------------
            (Exact name of registraint as specified in its charter)

           Delaware                                      84-0832476
- ------------------------------------      --------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                   1515 Arapahoe Street, Tower 3, Suite 1000
                             Denver, Colorado 80202
       -----------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (303) 572-3900
         ------------------------------------------------------------
              (Registrant's telephone number, including area code)

                         BARRETT RESOURCES CORPORATION
                            RETIREMENT SAVINGS PLAN

                         ------------------------------
                           (Full titles of the plans)


                          Eugene A. Lang, Jr., Esquire
                         Barrett Resources Corporation
                   1515 Arapahoc Street, Tower 3, Suite 1000
                             Denver, Colorado 80202
                                 (303) 572-3900
         -------------------------------------------------------------
           (Name, address and telephone number of agent for service)


                                   Copy to:
                            Alan L. Talesnick, Esq.
                            Francis B. Barron, Esq.
                         Bearman Talesnick & Clowdus
                           Professional Corporation
                      1200 Seventeenth Street, Suite 2600
                            Denver, Colorado 80202
                                (303) 572-6500

                        CALCULATION OF REGISTRATION FEE

     Pursuant to Rule 146(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     EXPLANATORY NOTE: As permitted by the rules of the Securities And Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such docurnents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.
- ------------------------------------------------

      The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act Of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of the filing of such documents.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b) The Description Of Securities contained in the Company's Registration Statement on Form 8-A filed with the Securities And Exchange Commission on October 27, 1994.

Item 4.  Description Of Securities.
- ----------------------------------

      Not Applicable.

Item 5.  Interest Of Named Experts And Counsel.
- ----------------------------------------------

      Bearman Talesnick & Clowdus Professional Corporation, Denver, Colorado, has acted as counsel for the Company in connection with this Registration Statement. Attorney's employed by this law firm beneficially own approximately 21,000 shares of the Company's Common Stock.

Item 6.  Indemnification Of Officers And Directors.
- --------------------------------------------------

      The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

      In addition to the general indemnification section, Delaware law provides flinher protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

     "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of tile statutory provision concerning dividends and stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. . . ."

      With regard to employee benefit plans, the Delaware General Corporation Law provides that a director's conduct for a purpose he reasonably believed to be in the interest of the participants and beneficiaries of the Plan is conduct satisfying the subject indemnity provision. A director's conduct for a purpose that he did not reasonably believe to be in the interest of the participants in or beneficiaries of the Plan shall be deemed as not satisfying the indemnity provision.

      The Board of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provisions.

Item 7.  Exemption From Registration Claimed.
- --------------------------------------------

     Not Applicable.


Item 8.  Exhibits.
- -----------------

      4      Specimen Stock Certificate is incorporated by reference from the
             Company's Registration Statement on Form S-8 dated March 17, 1995
             (File No.33-90450).
      10     Barrett Resources Corporation Retirement Savings Plan.
      23(a)  Consent of Arthur Andersen LLP.
      23(b)  Consent of Bearman Talesnick & Clowdus Professional Corporations.

      The Company undertakes that the Company will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes by the IRS in order to qualify the Plan under ERISA.

Item 9.  Undertakings.
- ---------------------

(a)   The undersigned Company hereby undertakes the following:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement as follows:

          (i) to include any Prospectus required by Section 10(a)(3) of the Secutities Act Of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act Of 1934 and are incorporated by reference to the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act Of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act Of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act Of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act Of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission such indemnification is against public policy as expressed in the Securities Act Of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act Of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act Of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 10th day of April, 1996.

                               BARRETT RESOURCES CORPORATION


                               By:    /s/ William J. Barrett
                                     -------------------------------------------
                                     William J. Barrett, Chief Executive Officer

     Pursuant to the requirements of the Securities Act Of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                      Title                          Date
- ---------                      -----                          ----

/s/ William J. Barrett         Chief Executive Officer,       April 10, 1996
- -----------------------------  Chairman Of The Board,
William J. Barrett             and Director


                               President,                     April __, 1996
- -----------------------------  Chief Operating Officer,
Paul M. Rady                   and Director


/s/ A. Ralph Reed              Executive Vice President,      April 10, 1996
- -----------------------------  and Director
A. Ralph Reed


/s/ John F. Keller             Executive Vice President,      April 10, 1996
- -----------------------------  Chief Financial Officer,
John F. Keller                 Secretary, and Director


/s/ C. Robert Buford           Director                       April 10, 1996
- -----------------------------
C. Robert Buford


/s/ Derrill Cody               Director                       April 15, 1996
- -----------------------------
Derrill Cody


Signature                      Title                          Date
- ---------                      -----                          ----


                               Director                       April __, 1996
- -----------------------------
James M. Fitzgibbons


                               Director                       April __, 1996
- -----------------------------
Hennie L.J.M. Gieskes


 /s/ William W. Grant, III     Director                       April 12, 1996
- -----------------------------
William W. Grant, III


/s/ James T. Rodgers           Director                       April 12, 1996
- -----------------------------
James T. Rodgers


 /s/ Philippe S.E. Schreiber   Director                       April 14, 1996
- -----------------------------
Philippe S.E. Schreiber


 /s/ Harry S. Welch            Director                       April 10, 1996
- -----------------------------
Harry S. Welch


     The Plan. Pursuant to the requirements of the Securities Act Of 1933, the
     --------
Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on April 10, 1996.

                          BARRETT RESOURCES CORPORATION
                          RETIREMENT SAVINGS PLAN



                          By:  /s/ William J. Barrett
                             ---------------------------------------------------
                             William J. Barrett, Chief Executive Officer of Barrett Resources Corporation

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           REGISTRATION STATEMENT ON
                                    FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 As Filed With
                    The Securities And Exchange Commission
                               On April 15, 1996


                         BARRETT RESOURCES CORPORATION


                             --------------------

                                   EXHIBITS

                             --------------------

                                   Exhibits.

Exhibit No.                                                                 Page
- -----------                                                                 ----



   4 Specimen Stock Certificate is incorporated by reference from the Company's Registration Statement on Form S-8 dated March 17, 1995 (File No.33-90450).

   10     Barrett Resources Corporation Retirement Savings Plan.

   23(a)  Consent of Arthur Andersen LLP.

   23(b)  Consent of Bearman Talesnick & Clowdus Professional Corporation.